Exhibit 23.1

KPMG LLP Suite 800 1225 17th Street Denver, CO 80202-5598

Consent of Independent Registered Public Accounting Firm

We consent to the use of our audit report dated May 13, 2024, with respect to the financial statements of OnKure, Inc., included herein, and to the reference to our firm under the heading “Experts” in the registration statement, and to the reference to our firm under the heading “Experts” in the prospectus.

/s/ KPMG LLP

Denver, Colorado

October 23, 2024